                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                               -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)               December 12, 1997



                    Interactive Medical Technologies, Ltd.
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            (Exact Name of Registrant as Specified in its Charter)



     Delaware                       0-21384                           13-3367421
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(State or Other Jurisdiction      (Commission                      (IRS Employer
      of Incorporation)            File Number)              Identification No.)



2139 Pontius Avenue, Los Angeles, California                               90025
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (310) 312-9652



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         (Former Name or Former Address, if Changed Since Last Report)
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Items 1 and 2. Change in Control of Registrant and Acquisition or Disposition of
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Assets.
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     On December 12, 1997, Interactive Medical Technologies, Ltd.  (hereinafter referred to as "Registrant"), acquired Kaire International, Inc., a Delaware corporation ("Kaire"), in accordance with the terms of an Agreement and Plan of Reorganization among the Registrant, Kaire and the stockholders of Kaire holding in excess of 80% of the outstanding stock of Kaire (the "Acquisition
Agreement"). The acquisition was consummated by the issuance of 118,209,200 shares of the Registrant's Common Stock to stockholders of Kaire in exchange for in excess of 80% of the issued and outstanding stock of Kaire. Immediately after the acquisition, there were approximately 212,206,618 shares of the Registrant's Common Stock issued and outstanding.

     Kaire develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers, including dietary supplements and personal care products. Prior to its acquisition by the Registrant, Kaire was a closely held corporation.

     Upon consummation of the acquisition Mr. Robert L. Richards, Chief Executive Officer and a director of Kaire, and Mr. Loren Bagley, a director of Kaire, were elected to the Board of Directors of the Registrant. The two current members of the Registrant's Board of Directors, Messrs. Peter Benz and Steve Westlund, will continue to serve on the Board and as the Registrant's President and Chief Executive Officer, respectively.

     The following table sets forth certain information as of December 18, 1997 with respect to shares of the Registrant's Common Stock owned by (a) each director and executive officer of the Registrant and (b) each person known to the Registrant to own beneficially more than 5% of the Registrant's Common Stock (the only class of stock outstanding):

        Name of                       Number of Shares    Percent
        Beneficial Owner             Beneficially Owned  Of Class
        ---------------------------  ------------------  ---------
          Peter Benz/(1)/               17,000,000/(2)/       7.4%

          Steve Westlund/(3)/           18,000,000/(4)/       7.8%

          Owen Naccarato/(5)/           2,538,000/(6)/        1.2%

          Robert L. Richards/(7)/       20,748,079/(8)/       9.8%

          Loren Bagley/(9)/             10,215,639/(10)/      4.8%

          Tenant Investment Group       25,379,516           12.0%

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(1)  Mr. Benz is President and a director of the Registrant.
(2) Includes 17,000,000 shares subject to presently exercisable options and/or warrants.
(3)  Mr. Westlund is Chief Executive Officer and a director of Registrant.
(4) Includes 18,000,000 shares subject to presently exercisable options and/or warrants.
(5)  Mr. Naccarato is Chief Financial Officer and Secretary of the Registrant.
(6) Includes 2,000,000 shares which the Registrant has agreed to issue to Mr. Naccarato.
(7) Mr. Richards is a director of the Registrant and is the Chief Executive Officer and a director of Kaire.
(8) Includes 20,748,079 shares owned by Aerostar Fiduciary Fund, an entity beneficially owned by Mr. Richards.
(9)  Mr. Bagley is a director of the Registrant and is a director of Kaire.
(10) Includes 10,215,639 shares owned by CCB Investments, LLC, an entity beneficially owned by Mr. Bagley.

     The basis upon which shares of Kaire Common Stock were exchanged for the shares of Common Stock of the Registrant was established through arm's length negotiations between the Registrant and Kaire. There was no relationship between Kaire or its stockholders, on the one hand, and the Registrant, on the other hand, prior to entering into the Acquisition Agreement.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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          (a)  The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 75 days after the date of the event reported in this Form 8-K.

          (b)  Exhibits

               2.1 Agreement and Plan of Reorganization dated December 9, 1997, among the Registrant, Kaire International, Inc. and the stockholders of Kaire International, Inc.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 18, 1997            INTERACTIVE MEDICAL TECHNOLOGIES, LTD.


                                    By: /s/ Owen Naccarato
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                                        Owen Naccarato, Secretary